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                                                                      Exhibit 3B



              THE MANUFACTURERS LIFE INSURANCE COMPANY OF NEW YORK


                                  HOME OFFICE:
                      International Corporate Center at Rye
                     555 Theodore Fremd Avenue, Suite C-209
                               Rye, New York 10580

                                SELLING AGREEMENT

                  AGREEMENT by and between The Manufacturers Life Insurance Company of New York ("MLNY"), a New York Corporation; Manufacturers Securities Services, LLC ("MSS"), a Delaware limited liability Company which is a registered broker-dealer with the Securities and Exchange Commission under the Securities Act of 1934 (the "1934 Act"), a member of the National Association of Securities Dealers, Inc. ("NASD") and duly licensed and appointed with MLNY;


(Selling Broker-Dealer), also a registered broker-dealer and member of the NASD;
 and (General Agent).

                                 I. INTRODUCTION


     WHEREAS, MLNY has issued certain insurance and annuity contracts, and some of these Contracts are registered under the Securities Act of 1933 (the "1933 Act") ("Contracts" or "Contracts" collectively); and

     WHEREAS, MLNY has, pursuant to an Underwriting and Distribution Agreement dated October 7, 1997, appointed MSS as principal underwriter and exclusive representative for the distribution of the Contracts and has authorized MSS to enter into agreements, subject to the consent of MLNY, with Selling Broker-Dealers and General Agents for the distribution of the Contracts; and

     WHEREAS, Selling Broker-Dealer and General Agent wish to participate in the distribution of the Contracts;

     NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

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                                 II. APPOINTMENT


Subject to the terms and conditions of this Agreement, MLNY and MSS hereby appoint ____________________________ as Selling-Broker-Dealer and
___________________________ as General Agent for the solicitation of applications for the purchase of the Contracts, and Selling Broker-Dealer and General Agent accept such appointment.

                   III. AUTHORITY AND DUTIES OF GENERAL AGENT

A.  LICENSING AND APPOINTMENT OF SUBAGENTS

     General Agent is authorized to appoint Sub-agents to solicit sales of the Contracts. General Agent warrants that all Sub-agents appointed by General Agent pursuant to this Agreement shall not solicit nor aid, directly or indirectly, in the solicitation of any application for any Contract until that Sub-agent is fully licensed under the applicable insurance laws, and, in connection with securities regulated Contracts, is a fully registered representative of Selling Broker-Dealer. General Agent shall prepare and transmit the appropriate licensing and appointment forms to MLNY. General Agent shall pay all fees to state insurance regulatory authorities in connection with obtaining necessary licenses and appointments for Sub-agents. All fees payable to such regulatory authorities in connection with the initial MLNY appointment of Sub-agents who already possess necessary licenses shall be paid by MLNY. Any renewal license fees due after the initial appointment shall be paid by General Agent. General Agent shall periodically provide MLNY with a list of all Sub-agents appointed by General Agent and the jurisdictions where such Sub-agents are licensed to solicit sales of the Contracts. MLNY shall periodically provide General Agent with a list which shows: 1) the jurisdiction where MLNY is authorized to do business; and 2) any limitations on the availability of the Contracts in any of such jurisdictions. General Agent agrees to fulfill all requirements set forth in the General Letter of Recommendation attached as Exhibit A in conjunction with the submission of licensing and appointment papers for all applicants as Sub-agents submitted by General Agent.

B.  REJECTION OF SUB-AGENT

     MSS or MLNY may, by written notice to General Agent, refuse to permit any Sub-agent the right to solicit applications for the sale of any of the Contracts, require General Agent to cause any Sub-agent to cease such solicitations or sales and cancel the appointment of any Sub-agent.

C.  SUPERVISION OF SUB-AGENTS

     General Agent shall supervise any Sub-agents appointed pursuant to this Agreement to solicit sales of the Contracts and bear responsibility for all acts and omissions of each Sub-agent. General Agent shall comply with and exercise all responsibilities required by applicable federal and state law and regulations. General Agent shall not be responsible for those supervisory responsibilities belonging to Selling Broker-Dealer under applicable securities laws which include, but are not limited to, supervising and training Sub-agents in their capacity as registered representatives. Nothing contained in this Agreement or otherwise shall be deemed to make any Sub-agent appointed by General


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Agent an employee or agent of MLNY or MSS. MLNY and MSS shall not have any responsibility for the training and supervision of any Sub-agent or any other employee of General Agent. If the act or omission of a Sub-agent or any other employee General Agent is the proximate cause of any claim, damage or liability (including reasonable attorneys' fees) to MLNY or MSS, General Agent shall be responsible and liable therefore.

     Before a Sub-agent is permitted to sell the Contracts, General Agent, Selling Broker-Dealer and Sub-agent shall have entered into a written agreement pursuant to which: 1) Sub-agent is appointed a Sub-agent of General Agent and a registered representative of Selling Broker-Dealer 2) Sub-agent agrees that his or her selling activities relating to securities regulated Contracts shall be under the supervision and control of Selling Broker-Dealer and his or her selling activities relating to insurance regulated Contracts shall be under the supervision and control of General Agent; and 3) that Sub-agent's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by Selling Broker-Dealer or General Agent.


                IV. AUTHORITY AND DUTIES OF SELLING BROKER-DEALER


A.  SUPERVISION OF REGISTERED REPRESENTATIVES

     Selling Broker-Dealer agrees that it has full responsibility for the training and supervision of all persons, including Sub-agents of General Agent, associated with Selling Broker-Dealer who are engaged directly or indirectly in the offer or sale of securities regulated Contracts. All such persons shall be subject to the control of Selling Broker-Dealer with respect to their securities regulated activities. Broker-Dealer shall: 1) train and supervise Sub-agents, in their capacity as registered representatives, in the sale of securities regulated Contracts; 2) use its best efforts to cause such Sub-agents to qualify under applicable federal and state laws to engage in the sale of securities regulated Contracts; 3) provide MLNY and MSS to their satisfaction, with evidence of Sub-agents' qualifications to sell securities regulated Contracts; and 4) notify MLNY if any of such Sub-agents ceases to be a registered representative of Selling Broker-Dealer. Selling Broker-Dealer agrees that a Sub-agent must be a registered representative of Selling Broker-Dealer before engaging in the solicitation of any securities regulated Contracts and have entered into the written agreement more fully described in Section III, Paragraph C. MLNY and MSS shall not have any responsibility of the supervision of any registered representative or any other employee or affiliate of Selling Broker-Dealer. If the act or omission of a registered representative or any other employee or affiliate of Selling Broker-Dealer is the proximate cause of any claim, damage, or liability (including reasonable attorneys' fees) to MLNY or MSS, Selling Broker-Dealer shall be responsible and liable therefore. Selling Broker-Dealer shall fully comply with the requirements of the NASD and of the 1934 Act and all other applicable federal or state laws.

Selling Broker-Dealer shall establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of the Sub-agents. Upon request of MSS, Selling Broker-Dealer shall furnish such records as may be necessary to establish diligent supervision.

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              V. AUTHORITY AND DUTIES OF GENERAL AGENT AND SELLING
                                  BROKER-DEALER


A.  CONTRACTS

     The securities and insurance regulated Contracts issued by MLNY to which the Agreement applies are listed in Schedule I, which may be amended from time to time by MLNY. MLNY, in its sole discretion with prior or concurrent written notice to Selling Broker-Dealer and General Agent, may suspend distribution of any Contracts. MLNY also has the right to amend any Contracts at any time.

B.  SECURING APPLICATIONS

     Each application for a Contract shall be made on an application form provided by MLNY, and all payments collected by Selling Broker-Dealer, General Agent or any registered representative and Sub-agent shall be remitted promptly in full, together with such application form and any other required documentation, directly to MLNY at the address indicated on such application or to such other address as may be designated. Selling Broker-Dealer and General Agent shall review all such applications for completeness. Check or money order in payment of such Contracts should be made payable to the order of "The Manufacturers Life Insurance Company of New York." All applications are subject to the acceptance or rejection by MLNY in its sole discretion.

C.  RECEIPT OF MONEY

     All money payable in connection with any of the Contracts whether as premium, purchase payment or otherwise and whether paid by or on behalf of any contract owner or anyone else having an interest in the Contracts, is the property of MLNY and shall be transmitted immediately in accordance with the administrative procedures of MLNY without any deduction or offset for any reason including but not limited to, any deduction or offset for compensation claimed by Selling Broker-Dealer or General Agent, unless there has been a prior arrangement for net wire transmissions between MLNY and Selling Broker-Dealer or General Agent.

D.  NOTICE OF SUB-AGENT'S NONCOMPLIANCE

     Selling Broker-Dealer shall notify MSS and General Agent in the event a Sub-agent fails or refuses to submit to the supervision of Selling Broker-Dealer or General Agent in accordance with this Agreement, the agreement between Selling Broker-Dealer, General Agent and Sub-agent referred to in Section III, Paragraph C and Section IV, Paragraph A, or otherwise fails to meet the rules and standards imposed by Selling Broker-Dealer or its registered representatives or General Agent or its Sub-agents. Selling Broker-Dealer or General Agent shall also immediately notify such Sub-agent that he or she is no longer authorized to sell the Contracts, and both Selling Broker-Dealer and General Agent shall take whatever additional action may be necessary to terminate the sales activities of such Sub-agent relating to the Contracts.

E.  SALES PROMOTION, ADVERTISING AND PROSPECTUSES

     No sales promotion materials, circulars, documents or any advertising relating to any of the Contracts shall be used by Selling Broker-Dealer, General Agent or any Sub-agents unless the specific item has been approved in writing by MLNY prior to use. Selling Broker-Dealer shall be provided, without any expense to Selling



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Broker-Dealer, with prospectuses relating to securities regulated Contracts.
Selling Broker-Dealer and General Agent shall be provided with such other material as MLNY determines necessary or desirable for use in connection with sales of the Contracts. Nothing in these provisions shall prohibit Selling Broker-Dealer or General Agent from advertising life insurance and annuities on a generic basis.


                                VI. COMPENSATION

A.  COMMISSIONS AND FEES

     Commissions and fees payable to Selling Broker-Dealer or General Agent in connection with the securities regulated Contracts shall be paid by MSS to Selling Broker-Dealer or General Agent, or as otherwise required by law. Commissions and fees payable to Selling Broker-Dealer, General Agent or Sub-agent in connection with the insurance regulated Contracts shall be paid by MSS to Selling Broker-Dealer or General Agent, or as otherwise required by law. Selling Broker-Dealer or General Agent, as applicable, shall pay Sub-agent. MSS will provide Selling Broker-Dealer and General Agent with a copy of its current Contracts, Commissions and Fees Schedule. Unless otherwise provided in the Contracts, Commissions and Fees Schedule, commissions will be paid as a percentage of premiums or purchase payments (collectively, Payments) received in cash or their legal tender and accepted by MLNY on applications obtained by the various Sub-agents appointed by General Agent hereunder. Upon termination of this Agreement, all compensation to the Selling Broker-Dealer and General Agent hereunder shall cease. However, Selling Broker-Dealer and General Agent shall be entitled to receive compensation for all new and additional premium payments which are in process at the time of termination, and shall continue to be liable for any chargebacks pursuant to the provisions of said Contracts, Commissions and Fees Schedule, or any other amounts advanced by or otherwise due MSS or MLNY hereunder. No commission shall be paid in excess of the limits of Section 4228 of the New York Insurance Law and no expense allowance payment shall be made in excess of the amount approved for payment by Manufacturers Life Insurance Company of New York pursuant to New York Insurance Department Regulation No. 49.

B.  TIME OF PAYMENT

     MSS will pay any commissions due General Agent or Selling Broker-Dealer hereunder within fifteen (15) days after the end of the calendar month in which Payments upon which such commission is based are accepted by MLNY.

C.  AMENDMENT OF SCHEDULES

     MSS and MLNY may, upon at least ten (10) days' prior written notice to Selling Broker-Dealer and General Agent, change the Contracts, Commissions and Fees Schedule by written amendment of such Schedule. Any such change shall apply to compensation due on applications received by MLNY after the effective date of such by MLNY after the effective date of such notice.

D.  PROHIBITION AGAINST REBATES

     MSS or MLNY may terminate this Agreement if Selling Broker-Dealer, General Agent or any Sub-agent of General Agent rebates, offers to rebate or withholds any part of any Payments on the Contracts. If Selling Broker-Dealer, General Agent or any Sub-agent of General Agent shall at any time induce or endeavor to induce any owner of


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any Contract issued hereunder to discontinue payments or to relinquish any such
Contract, except under circumstances where there is reasonable grounds for believing the Contract is not suitable for such person, anyand all compensation due Selling Broker-Dealer or General Agent here under shall cease and terminate.

E.  INDEBTEDNESS AND RIGHT OF SET OFF

     Nothing contained in this Agreement shall be construed as giving Selling Broker-Dealer or General Agent the right to incur any indebtedness on behalf of MSS or MLNY. Selling Broker-Dealer and General Agent hereby authorize MSS to set off liabilities of Selling Broker-Dealer and General Agent to MSS or MLNY against any and all amounts otherwise payable to Selling Broker-Dealer or General Agent.


                             VII. GENERAL PROVISIONS

A.  WAIVER

     Failure of any party to insist upon strict compliance with any of the conditions of the Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B.  LIMITATIONS

     No party other than MLNY shall have the authority to 1) make, alter, or discharge any Contract issued by MLNY; 2) waive any forfeiture or extend the time of making any Payments; or 3) enter into any proceedings in a court of law or before a regulatory agency in the name of or on behalf of MLNY. No party other than MSS and MLNY, respectively, shall have the authority to: 1) alter the forms which MSS or MLNY prescribe, or substitute other forms in place of those prescribed by MSS; or 2) enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of MSS.

C.  FIDELITY BOND AND OTHER LIABILITY COVERAGE

     Selling Broker-Dealer and General Agent hereby assign any proceeds received from a fidelity bonding company, error and omissions or other liability coverage, to MLNY or MSS as their interest may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage. If there is any deficiency amount, whether due to a deductible or otherwise, Selling Broker-Dealer or General Agent shall promptly pay such amounts on demand. Selling Broker-Dealer and General Agent hereby indemnify and hold harmless MLNY and MSS from any deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

D.  BINDING EFFECT

     This Agreement shall be binding on and shall insure to the benefit of the parties to it and their respective successors and assigns provided that neither Selling Broker-Dealer nor General Agent may assign this Agreement or any rights or obligations hereunder without prior written consent of MLNY.

E.  REGULATIONS

     All parties agree to observe and comply with the existing laws and rule or



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regulations of applicable local, state or federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

F.  INDEMNIFICATION

     1) MSS agrees to indemnify and hold harmless Selling Broker-Dealer and General Agent, their officers, directors and employees, against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in the registration statement for the Contracts or for the shares of Manufacturers Investment Trust ("Trust") filed pursuant to the 1933 Act, or any prospectus included as a part thereof, as from time to time amended and supplemented. MSS agrees to indemnify and hold harmless Selling Broker-Dealer and General Agent, their officers, directors and employees, against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in any advertisement or sales literature approved in writing by MLNY pursuant to Section V, Paragraph E of this Agreement. 2) Selling Broker-Dealer and General Agent agree to indemnify and hold harmless MSS and MLNY, their officers, directors, and employees, against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of liabilities (or actions in respect thereof) arise out of or are based upon: a) any oral or written misrepresentations by Selling Broker-Dealer or General Agent or their officers, directors, employees or agents unless such misrepresentation is contained in the registration statement for the Contracts or Trust shares, any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by MLNY pursuant to
Section V, Paragraph E, of this Agreement, or b) the failure of Selling Broker-Dealer or General Agent or their officers, directors, employees or agents to comply with any applicable provisions of this Agreement.

G.  NOTICES

     All notices or communications shall be sent to the address shown in this Agreement, or to such other address as the party may request, by giving written notice to the other parties.

H.  GOVERNING LAW

     This Agreement shall be construed in accordance with and governed by the laws of the State of New York.


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I.  AMENDMENT OF AGREEMENT

     MLNY reserves the right to amend this Agreement in writing at any time. The submission of an application for the Contracts by Selling Broker-Dealer or General Agent five or more business days after notice of any such amendment has been sent to the other parties shall constitute agreement to such amendment.

J.  GENERAL AGENT AS BROKER-DEALER

     If Selling Broker-Dealer and General Agent are the same person or legal entity, such person or legal entity shall have the rights and obligations hereunder of both Selling Broker-Dealer and General Agent and this Agreement shall be binding and enforceable in both capacities.

K.  COMPLAINTS AND INVESTIGATIONS

     General Agent, Selling Broker- Dealer and MSS agree to cooperate fully in the event of any regulatory investigation, inquiry or proceedings, judicial proceedings or customer complaint involving the Contracts. In furtherance of the foregoing: 1) each party will notify all other parties of any such investigation, inquiry, proceedings or complaint involving the Contracts or affecting the ability of a party to perform pursuant to this Agreement within 10 days of obtaining knowledge of the same; and 2) in the case of a customer complaint the involved parties will consult with each other prior to sending any written response with respect to such complaint.

L.  TERMINATION

     This Agreement may be terminated without cause, by any party upon thirty
(30) days' prior written notice; and may be terminated, for cause, by any party immediately; and shall be terminated as respects securities regulated Contracts if MSS or Selling Broker-Dealer shall cease to be a registered broker-dealer under the Securities Exchange 1934 Act and a member of the NASD.


ADDRESS FOR NOTICES

For The Manufacturers Life Insurance Company of New York:

International Corporate Center at Rye
555 Theodore Fremd Avenue
Suite C-209
Rye, NY 10580


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For Manufacturers Security Services, LLC:   ------------------------------------

                                            ------------------------------------

73 Tremont Street
Boston, MA 02108

                                            For General Agent:

                                            ------------------------------------

For Selling Broker-Dealer:                  ------------------------------------

---------------------------------------     ------------------------------------

---------------------------------------     ------------------------------------




This Agreement shall be effective upon execution by General Agent and Selling Broker-Dealer, and delivery of the Agreement to MSS.



Manufacturers Securities Services, LLC  by
  The Manufacturers Life Insurance
  Company of North America, Managing
  Member, By:                               Dated:
                                                  ------------------------------

  /s/ Richard Hirtle
---------------------------------------     ------------------------------------
  Richard Hirtle, VP Treasurer & CFO        (General Agent)

                                            By:
                                               ---------------------------------
                                            (Name and Title)

The Manufacturers Life Insurance Company    ------------------------------------
  of New York, By:                          (Selling Broker-Dealer)

/s/ Joseph M. Scott                         By:
---------------------------------------     ------------------------------------
Joseph M. Scott, President                  (Name and Title)




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                                    EXHIBIT A
                        GENERAL LETTER OF RECOMMENDATION

     General Agent hereby certifies to MLNY that all of the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as Sub-agents submitted by General Agent. General Agent will, upon request, forward proof of compliance with same to MLNY in a timely manner.

     1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for MLNY to hold himself or herself out in good faith to the general public. We vouch for each applicant.

     2. We have on file a B-300, B-301 or U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative. The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.

     3. We certify that all educational requirements have been met for the specific state in which each applicant is requesting a license, and that all such persons have fulfilled the appropriate examination, education and training requirements.

     4. If the applicant is required to submit his or her picture, signature, and securities registration in the state in which he or she is applying for a license, we certify that those items forwarded to MLNY are those of the applicant and the securities registration is a true copy of the original.

     5. We hereby warrant that the applicant is not applying for a license with MLNY in order to place insurance chiefly and solely on his or her life or property, lives or property of his or her relatives, or property or liability of his or her associates.

     6. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of all or any risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

     7. We will not permit any applicant to transact insurance as an agent until duly licensed therefore. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

     8. We certify that the General Agent, Selling Broker-Dealer and applicant shall have entered into a written agreement pursuant to which: a) applicant is appointed a Sub-agent of General Agent and a registered representative fee Selling Broker-Dealer; b) applicant agrees that his or her selling activities relating to securities regulated Contracts shall be under the supervision and control of Selling Broker-Dealer and his or her selling activities relating to insurance regulated Contracts shall be under the supervision and control of General Agent; and c) that applicant's right to continue to sell such Contracts is subject to this or her continued compliance with such agreement and any procedures, rules or regulations implemented by Selling Broker-Dealer or General Agent.